                          SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.  20549



                                       FORM 8-K



                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                  DECEMBER 17, 1998
                   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                               NEXAR TECHNOLOGIES, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                               0-29294                       04-3268334
(STATE OR OTHER                (COMMISSION FILE NUMBER)            (IRS EMPLOYER
JURISDICTION OF                                                     IDENTIFICA-
INCORPORATION)                                                       TION NO.)


                                  257 TURNPIKE ROAD
                          SOUTHBOROUGH, MASSACHUSETTS  01772
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                    (508) 485-7900
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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                               NEXAR TECHNOLOGIES, INC.
                             COMMISSION FILE NO.: 0-29294



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     On December 17, 1998, Nexar Technologies, Inc., a Delaware corporation (the "Registrant"), filed in the United States Bankruptcy Court for the Western District of Massachusetts (Worcester, Massachusetts), a petition for reorganization under Chapter 11 of title 11 of the United States Code, Case Number 98-49185 (JFQ) (the "Chapter 11 Filing"). The Registrant is managing its business as debtor-in-possession subject to Court approval for certain actions of the Registrant. There is a proposed interim debtor-in-possession financing facility of $750,000 with ATEC Group, Inc. under a Revolving Credit and Security Agreement which must be approved by the Bankruptcy Court. The hearing for this financing facility is scheduled for January 4, 1999. The Registrant is seeking this financing to ensure that the Registrant can
continue operating in the ordinary course of business.   See the press
release dated December 17, 1998 filed as Exhibit 99.1 hereto and incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     10.1 Revolving Credit and Security Agreement dated as of December 17, 1998 between Nexar Technologies, Inc. and ATEC Group, Inc.

     10.2 Revolving Note dated as of December 17, 1998 by and between Nexar Technologies, Inc. and ATEC Group, Inc.

     99.1 Registrant's press release dated December 17, 1998 relating to the filing of the Registrant's plan of reorganization.





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                                      SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 31, 1998

                                         NEXAR TECHNOLOGIES, INC.
                                         (Registrant)


                                         By: /s/ Albert J. Agbay
                                            ----------------------------------
                                                 Albert J. Agbay
                                                 Chief Executive Officer

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